UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21196 (Commission File Number)	13-3045573 (I.R.S. Employer Identification No.)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of principal executive offices)

Registrant’s telephone number, including area code: (856) 291-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DEST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Formation of Office of the CEO; Management Reorganization

On June 12, 2019, the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) announced that Marla A. Ryan and the Company had mutually agreed that Ms. Ryan would step down as the Company’s Chief Executive Officer and resign as a director on the Board, each effective as of June 13, 2019. Ms. Ryan will remain employed in a new role as the Company’s President, and will initially be responsible for overseeing the Company’s design, merchandising, and sourcing.

Also on June 12, 2019, the Board announced the formation of the Office of the Chief Executive Officer (“Office of the CEO”), effective June 13, 2019, to discharge the duties of the Chief Executive Officer while the Company conducts a search for a candidate to assume the responsibilities of Chief Executive Officer.

Lisa Gavales, an independent director of the Company, will serve as Chair of the Office of the CEO. There are no arrangements or understandings between Ms. Gavales and any other persons pursuant to which she was appointed as Chair of the Office of the CEO, she has no family relationships with any of the Company’s directors or executive officers, and she is not a party to, and she does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Gavales, 56, has served as a director of the Company since March 2019. Most recently, Ms. Gavales provided interim leadership for Bluestem Group, Inc., starting in 2017 as President of its Northstar portfolio and for over a year as Interim Chief Executive Officer of Bluestem Group. From 2014 to 2017, Ms. Gavales was Chairman, Chief Executive Officer and President of Things Remembered, where she was instrumental in streamlining the company and innovating shipping and manufacturing processes, providing better assortments with shorter delivery times. Before that, she served as President and Chief Marketing Officer of Talbots. From 2008 to 2013, Ms. Gavales was Executive Vice President, Chief Marketing Officer at EXPRESS where she led the launch of express.com and reinvigoration of the brand. Earlier in her career, Ms. Gavales spent over a decade at Bloomingdale’s where she held a variety of positions including: Senior Vice President of Marketing, where she was responsible for the launch of bloomingdales.com, General Merchandise Manager, and SVP of Planning. Ms. Gavales also sits on the boards of: Bluestem Brands, True Religion, and Goodwill of Greater Cleveland. Ms. Gavales holds an MBA and BS from the University of Bridgeport.

The Company and Ms. Gavales have entered into a letter agreement with respect to Ms. Gavales’ service as Chair of the Office of the CEO (the “Chair Letter”). Pursuant to the Chair Letter, Ms. Gavales has agreed to serve as Chair of the Office of the CEO for an initial 30-day period, commencing on June 13, 2019. The term will extend automatically for successive 30-day periods until a successor Chief Executive Officer is appointed (or until the date Ms. Gavales is no longer a director on the Board, or the Board otherwise decides to end the appointment). Ms. Gavales will be entitled to an additional cash retainer of $50,000 per month for the initial 30-day period of the term, with any compensation for service as Chair of the Office of the CEO for any period after the initial term mutually agreed in good faith between Ms. Gavales and the Company. The additional retainer will not affect the other cash and equity retainers to which Ms. Gavales is entitled under the Company’s Non-Employee Director Compensation Policy.

As a result of Ms. Gavales’ appointment as Chair of the Office of the CEO, Ms. Gavales is no longer considered “independent” under the NASDAQ listing rules while she is serving as Chair of the Office of the Chief Executive Officer and accordingly will step down from the Nominating and Corporate Governance Committee.

Ms. Ryan and David Helkey, the Corporation’s Chief Financial Officer and Chief Operating Officer, will also serve as members of the Office of the CEO. The information specified in Item 5.02(c)(2) with respect to Ms. Ryan and Mr. Helkey is included in the Company’s Annual Report on Form 10-K filed on April 16, 2019, under “Executive Officers of the Company,” and in the Company’s definitive proxy statement, filed on April 25, 2019, under “Certain Relationships and Related Party Transactions,” which is incorporated by reference herein. Neither Ms. Ryan nor Mr. Helkey will be entitled to any additional compensation in respect of their service as members of the Office of the

CEO; however, the Company has agreed to extend Mr. Helkey’s relocation benefits (and the date by which Mr. Helkey must relocate to the Moorestown, New Jersey area) pursuant to his existing employment agreement with the Company until June 30, 2020. Ms. Ryan and Mr. Helkey have executed letter agreements with the Company regarding their service as members of the Office of the CEO (the “Ryan Letter” and the “Helkey Letter,” respectively). Pursuant to the Ryan Letter, the Company has also agreed to adjust the length of Ms. Ryan’s non-competition covenant to align with the severance provisions under her existing employment agreement with the Company (that is, Ms. Ryan’s non-competition covenant will survive for a period following termination of (x) 6 months, if such termination occurs before November 1, 2019, (y) 9 months, if such termination occurs on or after November 1, 2019, but prior to November 1, 2020, or (z) 12 months if such termination occurs on or after November 1, 2020).

The above summaries of the Chair Letter, Ryan Letter, and Helkey Letter do not purport to be complete and are qualified in their entirety by reference to the full terms of each such letter, which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively.

Appointment of Eugene I. Davis to the Board

On June 12, 2019, the Board appointed Mr. Eugene I. Davis as a director on the Board, effective as of June 13, 2019, to fill the vacancy created by the resignation of Ms. Ryan from the Board. Mr. Davis will serve as Chair of the Board, replacing Anne-Charlotte Windal who will step down as Chair of the Board (but will remain as a member of the Board). The Board is evaluating committee assignments and will establish which committees Mr. Davis will serve on at a later date. There are no arrangements or understandings between Mr. Davis and any other persons pursuant to which he was appointed as a director of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Currently, Mr. Davis, 64, serves as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Mr. Davis’ career includes extensive retail experience. He has advised, managed and served in various senior leadership positions in the retail space throughout his career, specializing in difficult turnaround situations with a focus on maximizing shareholder value. He was the President, Vice Chairman and a director of Emerson Radio Corporation, a consumer electronics company, from 1990 to 1997 and was the Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc., a direct-mail marketer of sports equipment, from 1996 to 1997.

Mr. Davis began his career in 1980 as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and was in private practice from 1984 to 1998. Mr. Davis is and has also been a director of several private and public companies in various industries.

In connection with the appointment of Mr. Davis as a Chair of the Board, the Board granted him 6,000 shares of restricted stock pursuant to the Company’s Amended and Restated 2005 Equity Incentive Plan. Consistent with other grants of restricted stock to non-employee directors, the shares granted to Mr. Davis will vest on the earlier of (a) the first anniversary of the date of grant, or (b) the end of the day immediately prior to the Company’s first annual meeting of stockholders held after the date of grant, subject to acceleration in the event of his death or disability or upon a change in control of the Company. Mr. Davis will otherwise be entitled to compensation for his service as a non-employee director in accordance with our Non-Employee Director Compensation Policy, which is described in the Company’s definitive proxy statement, filed on April 25, 2019, under “Compensation of Directors,” and which description is incorporated by reference herein.

Item 7.01 Regulation FD Information.

On June 12, 2019, the Company issued a press release relating to the management changes described in this Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01 pursuant to this Current Report on Form 8-K (this “Form 8-K”) shall not be deemed to be “filed” for purposes of

Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that such forward-looking statements contained in this Form 8-K or made from time to time by management of the Company, including those regarding management changes and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission, or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Form 8-K. The Company assumes no obligation to update or revise the information contained in this release (whether as a result of new information, future events or otherwise), except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated June 12, 2019, between the Company and Lisa Gavales.

10.2	Letter Amendment, dated June 12, 2019, between the Company and Marla A. Ryan.

10.3	Letter Agreement, dated June 12, 2019, between the Company and David Helkey.

99.1	Press Release of the Company, dated June 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DESTINATION MATERNITY CORPORATION

By:	/s/ David J. Helkey
Name: David J. Helkey
Title: Chief Financial Officer & Chief Operating Officer

Date: June 12, 2019